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Exhibit 3.11

[Logo] Industry Canada	Industrie Canada

Certificate of Amalgamation	Certificat de fusion
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions
CASCADES CANADA INC.	421194-4
Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation resulted from an amalgamation, under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.
Je certifie que la société susmentionnée est issue d'une fusion, en vertu de l'article 185 de la Loi canadienne sur les sociétés par actions, des sociétés don't les dénominations apparaissent dans les statuts de fusion ci-joints.

/s/	December 31, 2003 / le 31 décembre 2003
Director—Directeur	Date of Amalgamation—Date de fusion

Canada

Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les sociétés par actions	FORM 9 ARTICLES OF AMALGAMATION (SECTION 185)	FORMULE 9 STATUTS DE FUSION (ARTICLE 185)

1—	Name of the Amalgamated Corporation	Dénomination sociale de la société issue de la fusion
Cascades Canada Inc.

2—	The province or territory in Canada where the registered office is situated	La province ou le territoire au Canada où est situé le siêge social
Québec

3—	The classes and any maximum number of shares that the corporation is authorized to issue	Catégories et tout nombre maximal d'actions que la société est autorisée à émettre
L'annexe 1 ci-jointe fait partie intégrante du présent formulaire.

4—	Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s'il y a lieu
L'annexe 2 ci-jointe fait partie intégrante du présent formulaire.

5—	Number (or minimum and maximum number) of directors	Nombre (ou nombre minimal et maximal) d'administrateurs
Minimum 1 — Maximum 10

6—	Restrictions, if any, on business the corporation may carry on	Limites imposées à l'activité commerciale de la société, s'il y a lieu
Aucune

7—	Other provisions, if any	Autres dispositions, s'il y a lieu
L'annexe 3 ci-jointe fait partie intégrante du présent formulaire.

8—	The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:	La fusion a été approuvée en accord avec l'article ou le paragraphe de la Loi indiqué ci-apres.
☐ 183 ☒ 184(1) ☐ 184(2)

9—	Name of the amalgamating corporations Dénomination sociale des sociétés fusionnantes	Corporation No. No de la sociétés	Signature	Date	Title Titre

L'annexe 4 ci-jointe fait partie intégrante du présent formulaire.

For Departmental Use Only — À l'usage du ministère seulement Corporation No. 4211944	Filed — Déposée Dec 31 2003	Canada

ANNEXE 4

9—Dénomination sociale des sociétés fusionnantes	No de la Société	Signature	Date	Titre	No de tél.

CASCADES GROUPE TISSU INC.	3848957	/s/	16.12.2003	Sec. adjoint	819-363-5116

4089235 CANADA INC.	4089235	/s/	16.12.2003	Sec. adjoint	819-363-5116

4089260 CANADA INC.	4089260	/s/	16.12.2003	Sec. adjoint	819-363-5116

4089278 CANADA INC.	4089278	/s/	16.12.2003	Sec. adjoint	819-363-5116

4089294 CANADA INC.	4089294	/s/	16.12.2003	Sec. adjoint	819-363-5116

6168175 CANADA INC.	6168175	/s/	16.12.2003	Sec. adjoint	819-363-5116

CASCADES ENVIROPAC INC.	1037056	/s/	16.12.2003	Président	819-262-5150

CASCADES INOPAK INC.	0862533	/s/	16.12.2003	Président	819-262-5150

SCHEDULE 1

CASCADES CANADA INC.

ARTICLES OF AMALGAMATION

PART I—RIGHTS ATTACHING TO SHARES

        The corporation is authorized to issue an unlimited number of common shares, 1,000 class "A" shares, 1,000 class "B" shares, 1,000 class "C" shares and 1,000 class "D" shares, for an unlimited consideration.

1.     COMMON SHARES

        The common shares shall have the following rights, privileges and restrictions:

        1.1    Right to Vote.    The holders of common shares shall be entitled to receive notice of any meeting of the shareholders of the corporation, to attend such meeting and to vote thereat, and each common share shall confer unto each holder thereof one vote.

        1.2    Dividend.    The holders of common shares shall be entitled to receive all dividends declared by the corporation.

        1.3    Share in the Remaining Property.    Upon liquidation of the corporation, the holders of common shares shall be entitled to share in the remaining property of the corporation.

2.     CLASS "A" PREFERRED SHARES

        The number of class "A" shares shall be 1,000 and the consideration, added to the stated capital account maintained for these shares, shall be unlimited; the following rights, privileges, restrictions and conditions shall attach thereto:

        2.1    Dividends.    When the corporation shall declare dividends, each holder of class "A" shares shall be entitled to receive, to the extent of the dividends declared, an annual preferential and non-cumulative dividend of a maximum of three per cent (3%) per year, computed on the "redemption value" of the class "A" shares, as defined herein in paragraph 2.5 as "redemption value". It shall be incumbent on the directors to determine the date, the time and the terms or manner of payment thereof.

        2.2    Repayment.    If, for any reason, and, in particular, in the event of a dissolution or of a voluntary or involuntary winding-up or liquidation, there is a distribution, in whole or in part, of the property or assets of the corporation to the holders of its shares, each holder of class "A" shares shall be entitled, prior to the holders of the common shares, to repayment of the "redemption value" of the class "A" shares, as defined herein in paragraph 2.5 as "redemption value", to which value shall be added, as the case may be, the amount of any declared but unpaid dividends with respect to the class "A" shares.

  Insufficient assets

        If the assets of the corporation are insufficient in order to pay to the holders of class "A" shares the entire amount to which they are entitled in accordance with the above, such assets shall be divided proportionally among them according to the number of class "A" shares which they hold.

        2.3    No Right to Additional Share in Profits.    The class "A" shares shall not confer any other right to share in the property, in the profits or in the surplus assets of the corporation.

        2.4    No Right to Vote.    Subject to the provisions of the Canada Business Corporations Act, the holders of class "A" shares shall not be entitled, in that capacity alone, to vote at meetings of the shareholders of the corporation, to attend same or to receive notice thereof.

        2.5    Right to Redeem Shares at the Option of the Holder.    Subject to the provisions of subsection 36(2) of the Canada Business Corporations Act, each holder of class "A" shares, at any time and in his or her discretion, shall be entitled, upon written notice, to require the corporation to redeem, all or part of his or her shares, at a value equal to their "redemption value", to which value shall be added, as the case may be, the amount of any declared but unpaid dividends with respect to the class "A" shares. The redemption shall follow the procedure outlined in section (A) of Part II below.

          (a)    Retraction Value.    The "redemption value" shall be the amount paid, in respect of these shares, to the stated capital account maintained for the class "A" shares, to which amount shall be added a premium equal to the amount by which the fair market value of the consideration received by the corporation at the time of the issue of these class "A" shares on the total made from:

            (i)    the amount paid, in respect of these shares, to the stated capital account maintained for the class "A" shares; and

            (ii)   the fair market value of any property, other than a class "A" share, given by the corporation as payment for this consideration.

          (b)    Determination of the Fair Market Value of the Consideration.    At the time of the issue of the class "A" shares, the corporation and each subscriber of class "A" shares, by way of a method deemed to be fair and reasonable, shall determine jointly and in good faith, the fair market value of each of the properties included in the consideration received by the corporation at the time of the issue of these class "A" shares.

          (c)    Adjustment of the Premium in the Event of a Challenge by the Revenue Department.    In the event of a disagreement by the Department of National Revenue or by the "Ministère du Revenu du Québec", or by both, as to the determination of the fair market value of one or more of the properties included in the consideration received by the corporation at the time of the issue of the class "A" shares, the applicable departmental determination shall prevail. The amount of the premium relating to the redemption of the class "A" shares shall be adjusted accordingly, provided the Department in question shall afford the corporation and each holder of class "A" shares, or, in the event of a retraction of all the shares, the corporation and each former holder of class "A" shares, the opportunity of challenging the departmental determination before the Department or before the courts. Where the federal determination differs from the provincial determination, the lesser of the determinations made according to an uncontested assessment or to a final court decision, as the case may be, shall be retained.

        2.6    Right to Purchase Shares by Mutual Agreement.    Subject to the provisions of subsections 34(2) and 35(3) of the Canada Business Corporations Act, the corporation, at any time, if it deems it advisable to do so, without notice and without regard to the other classes of shares, may purchase or otherwise acquire by mutual agreement and at the best possible price, all or part of the issued and outstanding class "A" shares. However, this purchase price in no way shall exceed the redemption value referred to in paragraph 2.5 above or the realizable value of the net assets of the corporation.

3.     CLASS "B" PREFERRED SHARES

        The number of class "B" shares shall be 1,000 and the consideration, added to the stated capital account maintained for these shares, shall be unlimited; the following rights, privileges, restrictions and conditions shall attach thereto:

        3.1    Dividends.    When the corporation shall declare dividends, each holder of class "B" shares shall be entitled to receive to the extent of the dividends declared, an annual preferential and non-cumulative dividend of a maximum of three and one quarter per cent (3.25%) per year, computed on the "redemption value" of the class "B" shares, as defined herein in paragraph 3.5 as "redemption value". It shall be incumbent on the directors to determine the date, the time and the terms or manner of payment thereof.

        3.2    Repayment.    If, for any reason, and, in particular, in the event of a dissolution or of a voluntary or involuntary winding-up or liquidation, there is a distribution, in whole or in part, of the property or assets of the corporation to the holders of its shares, each holder of class "A" shares shall be entitled, prior to the holders of the common and class "A" shares, to repayment of the "redemption value" of the class "B" shares, as defined herein in paragraph 3.5 as "redemption value", to which value shall be added, as the case may be, the amount of any declared but unpaid dividends with respect to the Class "B" shares.

  Insufficient assets

        If the assets of the corporation are insufficient in order to pay to the holders of class "B" shares the entire amount to which they are entitled in accordance with the above, such assets shall be divided proportionally among them according to the number of class "B" shares which they hold.

        3.3    No Right to Additional Share in Profits.    The class "B" shares shall not confer any other right to share in the property, in the profits or in the surplus assets of the corporation.

        3.4    No Right to Vote.    Subject to the provisions of the Canada Business Corporations Act, the holders of class "B" shares shall not be entitled, in that capacity alone, to vote at meetings of the shareholders of the corporation, to attend same or to receive notice thereof.

        3.5    Right to Redeem Shares at the Option of the Holder.    Subject to the provisions of subsection 36(2) of the Canada Business Corporations Act, each holder of class "B" shares, at any time and in his or her discretion, shall be entitled, upon written notice, to require the corporation to redeem, all or part of his or her shares, at a value equal to their "redemption value", to which value shall be added, as the case may be, the amount of any declared but unpaid dividends with respect to the class "B" shares. The redemption shall follow the procedure outlined in section (A) of Part II below.

          (a)    Retraction Value.    The "redemption value" shall be the amount paid, in respect of these shares, to the stated capital account maintained for the class "B" shares, to which amount shall be added a premium equal to the amount by which the fair market value of the consideration received by the corporation at the time of the issue of these class "B" shares on the total made from:

            (i)    the amount paid, in respect of these shares, to the stated capital account maintained for the class "B" shares; and

            (ii)   the fair market value of any property, other than a class "B" share, given by the corporation as payment for this consideration.

          (b)    Determination of the Fair Market Value of the Consideration.    At the time of the issue of the class "B" shares, the corporation and each subscriber of class "B" shares, by way of a method deemed to be fair and reasonable, shall determine jointly and in good faith, the fair market value of each of the properties included in the consideration received by the corporation at the time of the issue of these class "B" shares.

          (c)    Adjustment of the Premium in the Event of a Challenge by the Revenue Department.    In the event of a disagreement by the Department of National Revenue or by the "Ministère du Revenu du Québec", or by both, as to the determination of the fair market value of one or more of the properties included in the consideration received by the corporation at the time of the issue of the class "B" shares, the applicable departmental determination shall prevail. The amount of the premium relating to the redemption of the class "B" shares shall be adjusted accordingly, provided the Department in question shall afford the corporation and each holder of class "B" shares, or, in the event of a retraction of all the shares, the corporation and each former holder of class "B" shares, the opportunity of challenging the departmental determination before the Department or before the courts. Where the federal determination differs from the provincial determination, the lesser of the determinations made according to an uncontested assessment or to a final court decision, as the case may be, shall be retained.

        3.6    Right to Purchase Shares by Mutual Agreement.    Subject to the provisions of subsections 34(2) and 35(3) of the Canada Business Corporations Act, the corporation, at any time, if it deems it advisable to do so, without notice and without regard to the other classes of shares, may purchase or otherwise acquire by mutual agreement and at the best possible price, all or part of the issued and outstanding class "B" shares. However, this purchase price in no way shall exceed the redemption value referred to in paragraph 3.5 above or the realizable value of the net assets of the corporation.

4.     CLASS "C" PREFERRED SHARES

        The number of class "C" shares shall be 1,000 and the consideration, added to the stated capital account maintained for these shares, shall be unlimited; the following rights, privileges, restrictions and conditions shall attach thereto:

        4.1    Dividends.    When the corporation shall declare dividends, each holder of class "C" shares shall be entitled to receive, to the extent of the dividends declared, prior to the holders of class "A" and class "B" shares, an annual preferential and non-cumulative dividend of a maximum of three and two quarters per cent (3.50%) per year, computed on the "redemption value" of the class "C" shares, as defined herein in paragraph 4.5 as "redemption value". It shall be incumbent on the directors to determine the date, the time and the terms or manner of payment thereof.

        4.2    Repayment.    If, for any reason, and, in particular, in the event of a dissolution or of a voluntary or involuntary winding-up or liquidation, there is a distribution, in whole or in part, of the property or assets of the corporation to the holders of its shares, each holder of class "A" shares shall be entitled, prior to the holders of the common, class "A" and class "B" shares, to repayment of the "redemption value" of the class "C" shares, as defined herein in paragraph 4.5 as "redemption value", to which value shall be added, as the case may be, the amount of any declared but unpaid dividends with respect to the class "C" shares.

  Insufficient assets

        If the assets of the corporation are insufficient in order to pay to the holders of class "C" shares the entire amount to which they are entitled in accordance with the above, such assets shall be divided proportionally among them according to the number of class "C" shares which they hold.

        4.3    No Right to Additional Share in Profits.    The class "C" shares shall not confer any other right to share in the property, in the profits or in the surplus assets of the corporation.

        4.4    No Right to Vote.    Subject to the provisions of the Canada Business Corporations Act, the holders of class "C" shares shall not be entitled, in that capacity alone, to vote at meetings of the shareholders of the corporation, to attend same or to receive notice thereof.

        4.5    Right to Redeem Shares at the Option of the Holder.    Subject to the provisions of subsection 36(2) of the Canada Business Corporations Act, each holder of class "C" shares, at any time and in his or her discretion, shall be entitled, upon written notice, to require the corporation to redeem, all or part of his or her shares, at a value equal to their "redemption value", to which value shall be added, as the case may be, the amount of any declared but unpaid dividends with respect to the class "C" shares. The redemption shall follow the procedure outlined in section A) of Part II below.

          (a)    Retraction Value.    The "redemption value" shall be the amount paid, in respect of these shares, to the stated capital account maintained for the class "C" shares, to which amount shall be added a premium equal to the amount by which the fair market value of the consideration received by the corporation at the time of the issue of these class "C" shares on the total made from:

            (i)    the amount paid, in respect of these shares, to the stated capital account maintained for the class "C" shares; and

            (ii)   the fair market value of any property, other than a class "C" share, given by the corporation as payment for this consideration.

          (b)    Determination of the Fair Market Value of the Consideration.    At the time of the issue of the class "C" shares, the corporation and each subscriber of class "C" shares, by way of a method deemed to be fair and reasonable, shall determine jointly and in good faith, the fair market value of each of the properties included in the consideration received by the corporation at the time of the issue of these class "C" shares.

          (c)    Adjustment of the Premium in the Event of a Challenge by the Revenue Department.    In the event of a disagreement by the Department of National Revenue or by the "Ministère du Revenu du Québec", or by both, as to the determination of the fair market value of one or more of the properties included in the consideration received by the corporation at the time of the issue of the class "C" shares, the applicable departmental determination shall prevail. The amount of the premium relating to the redemption of the class "C" shares shall be adjusted accordingly, provided the Department in question shall afford the corporation and each holder of class "C" shares, or, in the event of a retraction of all the shares, the corporation and each former holder of class "C" shares, the opportunity of challenging the departmental determination before the Department or before the courts. Where the federal determination differs from the provincial determination, the lesser of the determinations made according to an uncontested assessment or to a final court decision, as the case may be, shall be retained.

        4.6    Right to Purchase Shares by Mutual Agreement.    Subject to the provisions of subsections 34(2) and 35(3) of the Canada Business Corporations Act, the corporation, at any time, if it deems it advisable to do so, without notice and without regard to the other classes of shares, may purchase or otherwise acquire by mutual agreement and at the best possible price, all or part of the issued and outstanding class "C" shares. However, this purchase price in no way shall exceed the redemption value referred to in paragraph 4.5 above or the realizable value of the net assets of the corporation.

5.     CLASS "D" PREFERRED SHARES

        The number of class "D" shares shall be 1,000 and the consideration, added to the stated capital account maintained for these shares, shall be unlimited; the following rights, privileges, restrictions and conditions shall attach thereto:

        5.1    Dividends.    When the corporation shall declare dividends, each holder of class "C" shares shall be entitled to receive, to the extent of the dividends declared, prior to the holders of class "A", class "B" and class "C" shares, an annual preferential and non-cumulative dividend of a maximum of three and three quarters per cent (3.75%) per year, computed on the "redemption value" of the class "D" shares, as defined herein in paragraph 5.5 as "redemption value". It shall be incumbent on the directors to determine the date, the time and the terms or manner of payment thereof.

        5.2    Repayment.    If, for any reason, and, in particular, in the event of a dissolution or of a voluntary or involuntary winding-up or liquidation, there is a distribution, in whole or in part, of the property or assets of the corporation to the holders of its shares, each holder of class "D" shares shall be entitled, prior to the holders of the common, class "A", class "B" and class "C" shares, to repayment of the "redemption value" of the class "D" shares, as defined herein in paragraph 5.5 as "redemption value", to which value shall be added, as the case may be, the amount of any declared but unpaid dividends with respect to the class "D" shares.

  Insufficient assets

        If the assets of the corporation are insufficient in order to pay to the holders of class "D" shares the entire amount to which they are entitled in accordance with the above, such assets shall be divided proportionally among them according to the number of class "D" shares which they hold.

        5.3    No Right to Additional Share in Profits.    The class "D" shares shall not confer any other right to share in the property, in the profits or in the surplus assets of the corporation.

        5.4    No Right to Vote.    Subject to the provisions of the Canada Business Corporations Act, the holders of class "D" shares shall not be entitled, in that capacity alone, to vote at meetings of the shareholders of the corporation, to attend same or to receive notice thereof.

        5.5    Right to Redeem Shares at the Option of the Holder.    Subject to the provisions of subsection 36(2) of the Canada Business Corporations Act, each holder of class "D" shares, at any time and in his or her discretion, shall be entitled, upon written notice, to require the corporation to redeem, all or part of his or her shares, at a value equal to their "redemption value", to which value shall be added, as the case may be, the amount of any declared but unpaid dividends with respect to the class "D" shares. The redemption shall follow the procedure outlined in section (A) of Part II below.

          (a)    Retraction Value. The "redemption value" shall be the amount paid, in respect of these shares, to the stated capital account maintained for the class "D" shares, to which amount shall be added a premium equal to the amount by which the fair market value of the consideration received by the corporation at the time of the issue of these class "D" shares on the total made from:

            (i)    the amount paid, in respect of these shares, to the stated capital account maintained for the class "D" shares; and

            (ii)   the fair market value of any property, other than a class "D" share, given by the corporation as payment for this consideration.

          (b)    Determination of the Fair Market Value of the Consideration. At the time of the issue of the class "D" shares, the corporation and each subscriber of class "D" shares, by way of a method deemed to be fair and reasonable, shall determine jointly and in good faith, the fair market value of each of the properties included in the consideration received by the corporation at the time of the issue of these class "D" shares.

          (c)    Adjustment of the Premium in the Event of a Challenge by the Revenue Department.    In the event of a disagreement by the Department of National Revenue or by the "Ministère du Revenu du Québec", or by both, as to the determination of the fair market value of one or more of the properties included in the consideration received by the corporation at the time of the issue of the class "D" shares, the applicable departmental determination shall prevail. The amount of the premium relating to the redemption of the class "D" shares shall be adjusted accordingly, provided the Department in question shall afford the corporation and each holder of class "D" shares, or, in the event of a retraction of all the shares, the corporation and each former holder of class "D" shares, the opportunity of challenging the departmental determination before the Department or before the courts. Where the federal determination differs from the provincial determination, the lesser of the determinations made according to an uncontested assessment or to a final court decision, as the case may be, shall be retained.

        5.6    Right to Purchase Shares by Mutual Agreement.    Subject to the provisions of subsections 34(2) and 35(3) of the Canada Business Corporations Act, the corporation, at any time, if it deems it advisable to do so, without notice and without regard to the other classes of shares, may purchase or otherwise acquire by mutual agreement and at the best possible price, all or part of the issued and outstanding class "D" shares. However, this purchase price in no way shall exceed the redemption value referred to in paragraph 5.5 above or the realizable value of the net assets of the corporation.

PART II—EXERCISE OF CERTAIN RIGHTS

1.     RIGHT TO REDEEM SHARES AT THE OPTION OF THE HOLDER

        1.1    Redemption Procedure.    Each holder of the class "A", "B", "C" or "D" shares, as the case may be, who wishes to avail himself or herself of his or her right to redeem shares shall deliver to the registered office of the corporation or to the office of its transfer agent a notice in writing indicating the number of shares of the applicable class which are being redeemed by the shareholder and which are to be redeemed by the corporation as well as the date at which he or she wishes the redemption to take place. This notice shall be sent along with the certificate or certificates representing the shares of the applicable class which are being redeemed by the shareholder and which are to be redeemed by the corporation and shall bear the signature of the person registered in the corporate records book as being the holder of these shares of the applicable class or the signature of his or her duly authorized representative. Upon receipt of this notice and of the certificate or certificates representing the shares of the applicable class which are being redeemed by the shareholder and which are to be redeemed by the corporation, and without regard to the other classes of shares, the corporation shall proceed to redeem the shares of the applicable class and shall have thirty (30) days from the date of redemption to pay to the shareholder of the applicable class, or, in the event of a redemption of all of the shares, to the former shareholder of the applicable Class, the redemption price of his or her shares.

        1.2    Payment Beyond the Deadline.    If the provisions of subsection 36(2) of the Canada Business Corporations Act prevent it from paying the full redemption price to a shareholder or to a former shareholder within the time frame specified above, the corporation shall pay a first instalment of the redemption price within the thirty (30) day time limit, provided that it may legally do so, and it shall pay any unpaid balance as soon as it shall be legally able to do so.

        1.3    Partial Redemption.    If only part of the shareholder's issued and outstanding class "A", "B", "C" or "D" shares, as the case may be, is being redeemed, the corporation shall, without charge, issue to the shareholder in question a new certificate representing his or her shares of this class which have not been retracted and redeemed.

        1.4    Amendment of the Stated Capital Account.    The class "A", "B", "C" or "D" shares, as the case may be, so retracted by the shareholder and redeemed by the corporation shall be automatically cancelled at the date of their redemption and the corporation shall reduce accordingly the stated capital account maintained for the shares of the appropriate class, the whole in accordance with the provisions of the Canada Business Corporations Act.

2.     RIGHT OF CORPORATION TO UNILATERALLY REDEEM SHARES

        2.1    Redemption procedure.    When the corporation plans to proceed with a redemption of class "A", "B", "C" or "D" shares, it shall, at least thirty (30) days prior to the date scheduled for such redemption, provide notice in writing of its intention to any holder of class "A", "B", "C" or "D" shares whose shares are to be redeemed and who is registered in the corporate records book on the day when the notice is sent. Such notice shall be sent by registered or certified mail to each shareholder so registered whose shares are to be redeemed, at his or her last-known address indicated in the corporate records book. The accidental failure or involuntary omission to give such notice to any shareholder shall not void the redemption with respect to the shares of any other shareholder who shall have received such notice.

        2.2    Partial Redemption.    If the corporation proceeds to effect a partial redemption of the class "A", "B", "C" or "D" shares, this redemption shall be carried out proportionally to the number of issued and outstanding class "A", "B", "C" or "D" shares, regardless of fractional shares. If only part of the shareholder's issued and outstanding class "A", "B", "C" or "D" shares is being redeemed, the corporation shall, without charge, issue to the shareholder in question a new certificate representing his or her class "A", "B", "C" or "D" shares which have not been redeemed.

        2.3    Contents of the Notice.    The notice shall specify the price per share at which the redemption shall take place, the redemption date and, if the redemption applies only to part of the issued and outstanding Class "A", "B", "C" or "D" shares, the number of shares which are to be redeemed. The notice shall also indicate to any shareholder the date, the time and the place as well as the procedure to be followed for the surrender of the certificate or certificates representing the shares which are to be redeemed and for the payment of the redemption price.

        2.4    Amendment of the Stated Capital Account.    The class "A", "B", "C" or "D" shares so redeemed unilaterally by the corporation shall be automatically cancelled at the date of their redemption and the corporation shall reduce accordingly the stated capital account maintained for the class "A", "B", "C" or "D" shares, the whole in accordance with the provisions of the Canada Business Corporations Act.

3.     RIGHT TO PURCHASE SHARES BY MUTUAL AGREEMENT

        The Class "A", "B", "C" or "D" shares, as the case may be, purchased or otherwise acquired by mutual agreement shall be automatically cancelled at the date of their purchase or of their acquisition and the corporation shall reduce accordingly the stated capital account maintained for the shares of the appropriate class, the whole in accordance with the provisions of the Canada Business Corporations Act.

SCHEDULE 2

RESTRICTIONS ON SHARE TRANSFERS

        No shares in the share capital of the corporation shall be transferred without the consent of the directors expressed by resolution of the board, which consent, however, may validly be given after the transfer has been registered in the corporate records book, in which case the transfer shall be valid and take effect retroactively upon the date on which the transfer or assignment was recorded.

SCHEDULE 3

OTHER PROVISIONS

1.
The number of shareholders of the corporation shall be limited to fifty, exclusive of present or former employees of the corporation; it being understood that two or more persons who jointly hold one or more shares shall be counted as one shareholder.

2.
Any invitation to the public to subscribe for any securities shall be prohibited.

3.
The directors of the corporation may appoint one or more directors who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

QuickLinks

ANNEXE 4
SCHEDULE 1 CASCADES CANADA INC. ARTICLES OF AMALGAMATION
PART I—RIGHTS ATTACHING TO SHARES
PART II—EXERCISE OF CERTAIN RIGHTS
SCHEDULE 2
RESTRICTIONS ON SHARE TRANSFERS
SCHEDULE 3
OTHER PROVISIONS